OMB APPROVAL
OMB Number: 3235-0060
Expires: March 31, 2006
Estimated average burden hours per response...28.0

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2005

MDI, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9463	75-2626358

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Datapoint Drive
San Antonio, Texas		78229
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 582-2664

American Building Control, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b)      By letter dated April 27, 2005, John C. Macaulay informed the Company of his resignation from his positions on the Board of Directors, effective as of April 27, 2005. Mr. Macaulay served as the Chairman of the Audit Committee, was Vice Chairman of the Board and served as a member of the Board’s Nominating and Compensation Committees.

     ITEM 8.01 — OTHER ITEMS.

     On May 2, 2005, the Company issued a press release announcing that it will transfer the listing of its Common Stock from the Nasdaq National Market to the Nasdaq SmallCap Market, commencing at the opening of business on May 3, 2005. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

     ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS.

     EXHIBITS

     99.1 Press Release of MDI, Inc., dated May 2, 2005.

     The information contained in this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2005	MDI, INC.
	By:	/s/ Richard A. Larsen
Richard A. Larsen, Senior Vice President,
General Counsel & Secretary

2